UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 1, 2009

Morgans Hotel Group Co.
 (Exact name of registrant as specified in its charter)

Delaware	001-33738	16-1736884
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

475 Tenth Avenue New York, NY	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 277-4100

Not applicable
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2009, the Board of Directors (the “Board”) of Morgans Hotel Group Co. (the “Company”) resolved to amend and restate the Stockholder Protection Rights Agreement dated as of October 9, 2007 between the Company and Mellon Investors Services LLC, as Rights Agent (“Mellon”), as amended pursuant to the Amendment to Stockholder Protection Rights Agreement, dated as of July 25, 2008 between the Company and Mellon (collectively, the “Rights Agreement”). Thereafter, the Company and Mellon entered into the Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009 (the “Amended and Restated Rights Agreement”). The terms of the Rights Agreement provide that the Board of Directors may supplement or amend the Rights Agreement in any respect without approval of the holders of the rights at any time before a triggering event. The amendments in the Amended and Restated Rights Agreement include, among other things, the following:

(a)	the extension of the final expiration date of the Amended and Restated Rights Agreement under the definition of “Expiration Time” in Section 1.1 from October 9, 2009 to October 9, 2012 (assuming there is no earlier redemption or exchange of the rights, or a consolidation, merger or statutory share exchange which does not trigger the rights, or any subsequent extension by the Board pursuant to the terms of the Amended and Restated Rights Agreement);

(b)	the inclusion of a new provision under Section 3.1(c) which allows the Board to direct the Company to enter into a trust agreement and establish a trust to which all or some of the shares of common stock (or other securities) will be issued in the event that the Board elects to exchange the rights for shares of common stock (or other securities). All or some holders of rights entitled to receive shares pursuant to the exchange will be entitled to receive such shares (and any dividends or distributions made thereon after the date on which such shares are deposited in such trust) only from such trust and solely upon compliance with the relevant terms and provisions of the applicable trust agreement;

(c)	the clarification under Section 3.1(c) that in the event that the Board elects to exchange the rights for shares of common stock (or other securities), the Company may require (or cause the trustee of a trust established pursuant to Section 3.1(c) to require), as a condition thereof, that any holder of rights provide evidence as the Company or Mellon may reasonably request in order to determine whether or not such rights are void; and

(d)	the new Section 5.16(b) which provides for the irrevocable submission of the Company and Mellon to the exclusive jurisdiction of any state or federal court in the state of Delaware over any suit, action, or proceeding arising out of or relating to or concerning the Amended and Restated Rights Agreement.

A copy of the Amended and Restated Rights Agreement is attached hereto as Exhibit 4.1 and is incorporated herein by reference. The foregoing summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Rights Agreement and the exhibits thereto.

The Bank of New York Mellon serves as the registrar and transfer agent for the Company’s common stock.

Item 3.03. Material Modification to Rights of Security Holders.

See Item 1.01 above, which is incorporated herein by reference.

Item 7.01. Regulation FD Disclosure.

On October 2, 2009 the Company issued a press release announcing the entry into the Amended and Restated Rights Agreement. A copy of the Company’s press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit Number	Description

4.1	Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between Morgans Hotel Group Co. and Mellon Investor Services LLC, as Rights Agent (including Forms of Rights Certificate and Assignment and of Election to Exercise as Exhibit A thereto and Form of Certificate of Designation and Terms of Participating Preferred Stock as Exhibit B thereto)

99.1	Press Release dated October 2, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORGANS HOTEL GROUP CO.

Date: October 2, 2009

By: /s/ Richard Szymanski

Name: Richard Szymanski
Title:   Chief Financial Officer and Secretary

EXHIBIT INDEX

Exhibit Number	Description

4.1	Amended and Restated Stockholder Protection Rights Agreement, dated as of October 1, 2009, between Morgans Hotel Group Co. and Mellon Investor Services LLC, as Rights Agent (including Forms of Rights Certificate and Assignment and of Election to Exercise as Exhibit A thereto and Form of Certificate of Designation and Terms of Participating Preferred Stock as Exhibit B thereto)

99.1	Press Release dated October 2, 2009